Exhibit 99.1

Digital Turbine Reports Fiscal 2019 Third Quarter Results

Revenue from Continuing Operations of $30.4 Million Represented 34% Annual Growth

Gross Margin Expansion and Operating Leverage Drove Higher Net Income and Cash Flow

Austin, TX – February 5, 2019 – Digital Turbine, Inc. (Nasdaq: APPS) announced financial results for the fiscal third quarter ended December 31, 2018. All operating results discussed below, except as otherwise specifically noted, refer only to the continuing operations of the Company, and all comparisons to prior periods have been adjusted to reflect only continuing operations.

Recent Highlights:

•	Fiscal third quarter revenue was $30.4 million, representing 34% growth when compared to the fiscal third quarter of 2018.

•	GAAP net loss for the fiscal third quarter was $1.1 million, or ($0.01) per share, as compared to a GAAP net loss of $4.8 million, or ($0.07) per share for the fiscal third quarter of 2018. Non-GAAP adjusted net income[1] for the fiscal third quarter was $3.0 million, or $0.04 per share, as compared to a Non-GAAP adjusted net loss of $0.8 million, or ($0.01) per share in the fiscal third quarter of 2018.

•	Non-GAAP adjusted EBITDA[2] for the fiscal third quarter was $3.8 million, as compared to Non-GAAP adjusted EBITDA of approximately zero in the fiscal third quarter of 2018.

•	GAAP cash provided by operating activities totaled $2.7 million in the fiscal third quarter, as compared to GAAP cash used in operating activities of $0.3 million in the fiscal third quarter of 2018. Non-GAAP free cash flow[3] totaled $2.0 million in the fiscal third quarter, as compared to a loss of $0.8 million in the fiscal third quarter of 2018.

•	GAAP gross margin was 35% for the third quarter of fiscal 2019, as compared to a 33% GAAP gross margin in the fiscal third quarter of 2018. Non-GAAP adjusted gross margin[4] was 37% for the fiscal third quarter of 2019, as compared to 34% in the fiscal third quarter of 2018 and the fiscal second quarter of 2019.

•	The Company has surpassed 230 million total devices with Ignite installed to date, including approximately 28 million devices installed during the December quarter.

•	Global revenue-per-device (“RPD”) and U.S. RPD increased by 7% and 41%, respectively, when compared to the fiscal third quarter of 2018, highlighting strengthening advertiser and partner demand for the Digital Turbine platform.

Digital Turbine Fiscal 2019 Third Quarter Results

February 5, 2019

“Our December quarter was easily the strongest in the Company’s history across a wide range of operational and financial metrics,” said Bill Stone, CEO. “More impressively, we were able to deliver these strong quarterly results amid a relatively weak U.S. smartphone market, which we believe is a direct testament to the growing value that we bring to advertisers, operators and device OEMs. We witnessed higher revenue-per-slot on a comparable ‘same-store sales’ basis, modest slot accretion with select partners, and greater contribution from new products outside of Dynamic Installs. In addition to the organically-driven growth with our relatively mature U.S. carrier partners, we also benefitted from nearly 100% annual growth with our international partners and the launch of a new partner in the U.S. The added diversification from new products and partners was vital to driving meaningfully higher margins and greater profitability in the quarter. Our Non-GAAP adjusted EBITDA from continuing operations of $3.8 million in the December quarter came in well ahead of our expectations and represents definitive progress relative to a comparable EBITDA figure of roughly zero in the prior year period.”

Mr. Stone concluded, “Solid execution over the past twelve months has positioned the Company well for continuing growth and expanding profitability going forward. During the second half of calendar 2018, we successfully renewed our partnership agreements with several of our most valued carrier partners, including Verizon, AT&T Wireless and Cricket Wireless. Additionally, we added several high-profile advertisers, including Netflix and LinkedIn, to our newly-enhanced product platform, and we signed a new multi-year partnership agreement with Samsung to accelerate our global expansion and to more effectively capitalize on the burgeoning unlocked devices opportunity around the world. All of this sets the stage for the next phase of growth at Digital Turbine as we work diligently with all of our partners, existing and prospective, to maximize the addressable market opportunity for the Digital Turbine Mobile Delivery Platform.”

Third Quarter Fiscal 2019 Financial Results

Revenue for the fiscal third quarter of 2019 was $30.4 million, representing an increase of 34% year-over-year. Revenue growth was primarily driven by significantly higher revenue-per-device with our larger U.S.-based carrier partners, reflective of strong advertiser demand for our Dynamic Installs and other products recently added to the platform. Revenue growth was also attributable to incremental contributions from international partners and other new partners that launched on the platform in fiscal 2019.

GAAP gross margin was 35% for the third quarter of fiscal 2019, as compared to a 33% GAAP gross margin in the fiscal third quarter of 2018. Non-GAAP adjusted gross margin4 was 37% for the fiscal third quarter of 2019, as compared to 34% for the fiscal third quarter of 2018.

Net loss from continuing operations for the third quarter of fiscal 2019 was $1.1 million, or ($0.01) per share, as compared to a net loss from continuing operations for the fiscal third quarter of 2018 of $4.8 million, or ($0.07) per share. Non-GAAP adjusted net income1 for the third quarter of fiscal 2019 was $3.0 million, or $0.04 per share, as compared to a Non-GAAP adjusted net loss of $0.8 million, or ($0.01) per share, during the fiscal third quarter of 2018.

Non-GAAP adjusted EBITDA2 was $3.8 million for the third quarter of fiscal 2019, as compared to Non-GAAP adjusted EBITDA of $0.0 million for the third quarter of fiscal 2018. The reconciliation between GAAP and Non-GAAP financial results for all referenced periods is provided in a table immediately following the Unaudited Consolidated Statements of Operations and Comprehensive Income/(Loss) below.

Digital Turbine Fiscal 2019 Third Quarter Results

February 5, 2019

Business Outlook

Based on information available as of February 5, 2019, the Company expects full-year fiscal 2019 revenue between $102.5 million and $103.5 million, and non-GAAP adjusted EBITDA2 between $7.3 million and $7.8 million. It is not reasonably practicable to provide a business outlook for GAAP net income from continuing operations because the Company cannot reasonably estimate the changes in the fair value of derivatives and warrants related to the September 2016 convertible notes offering, which are directly impacted by changes in the Company’s stock price.

About Digital Turbine, Inc.

Digital Turbine innovates at the convergence of media and mobile communications, connecting top mobile operators, OEMs and publishers with app developers and advertisers worldwide. Its comprehensive Mobile Delivery Platform powers frictionless user acquisition and engagement, operational efficiency and monetization opportunities. Digital Turbine’s technology platform has been adopted by more than 30 mobile operators and OEMs worldwide, and has delivered more than one billion app preloads for tens of thousands advertising campaigns. The company is headquartered in Austin, Texas, with global offices in Durham, Mumbai, San Francisco, Singapore and Tel Aviv. For additional information visit www.digitalturbine.com.

Conference Call

Management will host a conference call today at 4:30 p.m. ET to discuss its second quarter financial results and provide operational updates on the business. To participate, interested parties should dial 855-238-2713 in the United States or 412-542-4111 from international locations. A webcast of the conference call will be available at ir.digitalturbine.com/events.

For those who are not able to join the live call, a playback will be available through February 12, 2019. The replay can be accessed by dialing 877-344-7529 in the United States or 412-317-0088 from international locations, passcode 10128183.

The conference call will discuss guidance and other material information.

Digital Turbine Fiscal 2019 Third Quarter Results

February 5, 2019

Use of Non-GAAP Financial Measures

To supplement the Company’s condensed consolidated financial statements presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), Digital Turbine uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP adjusted gross profit, non-GAAP gross margin, non-GAAP adjusted EBITDA and non-GAAP free cash flow. Reconciliations to the nearest GAAP measures of all non-GAAP measures included in this press release can be found in the tables below.

Non-GAAP measures are provided to enhance investors’ overall understanding of the Company's current financial performance, prospects for the future and as a means to evaluate period-to-period comparisons. The Company believes that these Non-GAAP measures provide meaningful supplemental information regarding financial performance by excluding certain expenses and benefits that may not be indicative of recurring core business operating results. The Company believes the non-GAAP measures that exclude such items when viewed in conjunction with GAAP results and the accompanying reconciliations enhance the comparability of results against prior periods and allow for greater transparency of financial results. The Company believes Non-GAAP measures facilitate management's internal comparison of its financial performance to that of prior periods as well as trend analysis for budgeting and planning purposes. The presentation of Non-GAAP measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

1Non-GAAP adjusted net income / (loss) and EPS are defined as GAAP net income/(loss) and EPS adjusted to exclude the effect of stock-based compensation, amortization of intangibles, changes in the fair value of derivatives and warrants related to the September 2016 convertible notes offering, and loss on extinguishment of debt. Readers are cautioned that Non-GAAP adjusted net income/(loss) and EPS should not be construed as an alternative to comparable GAAP net income figures determined in accordance with U.S. GAAP as an indicator of profitability or performance, which is the most comparable measure under GAAP.

2Non-GAAP adjusted EBITDA is calculated as GAAP net income/(loss) excluding the following cash and non-cash expenses: interest expense, foreign exchange transaction loss/(gain), income tax provision/(benefit), depreciation and amortization, stock-based compensation expense, the change in fair value of derivatives and warrants that are recorded related to the September 2016 convertible notes offering, other expense, and a loss on extinguishment of debt. Readers are cautioned that Non-GAAP adjusted EBITDA should not be construed as an alternative to net income (loss) determined in accordance with U.S. GAAP as an indicator of performance, which is the most comparable measure under GAAP.

3Non-GAAP free cash flow, which is a non-GAAP financial measure, is defined as net cash provided by operating activities (as stated in our Consolidated Statement of Cash Flows) reduced by capital expenditures. Readers are cautioned that free cash flow should not be construed as an alternative to net cash provided by operating activities determined in accordance with U.S. GAAP as an indicator of profitability, performance or liquidity, which is the most comparable measure under GAAP.

Digital Turbine Fiscal 2019 Third Quarter Results

February 5, 2019

4Non-GAAP adjusted gross profit and gross margin are defined as GAAP gross profit and gross margin adjusted to exclude the effect of intangible amortization expense and depreciation of software. Readers are cautioned that Non-GAAP adjusted gross profit and gross margin should not be construed as an alternative to gross margin determined in accordance with U.S. GAAP as an indicator of profitability or performance, which is the most comparable measure under GAAP.

Non-GAAP adjusted gross profit and gross margin, Non-GAAP adjusted EBITDA, Non-GAAP adjusted net income / (loss) and EPS, and Non-GAAP free cash flow are used by management as internal measures of profitability, performance and liquidity. They have been included because the Company believes that the measures are used by certain investors to assess the Company’s financial performance before non-cash charges and certain costs that the Company does not believe are reflective of its underlying business.

Forward-Looking Statements

This news release includes "forward-looking statements" within the meaning of the U.S. federal securities laws. Statements in this news release that are not statements of historical fact and that concern future results from operations, financial position, economic conditions, product releases and any other statement that may be construed as a prediction of future performance or events, including financial projections and growth in various products are forward-looking statements that speak only as of the date made and which involve known and unknown risks, uncertainties and other factors which may, should one or more of these risks uncertainties or other factors materialize, cause actual results to differ materially from those expressed or implied by such statements.

These factors and risks include:

•	risks associated with Ignite adoption among existing customers (including the impact of possible delays with major carrier and OEM partners in the roll out for mobile phones deploying Ignite)
•	actual mobile device sales and sell-through where Ignite is deployed is out of our control
•	risks associated with new privacy laws, such as the European Union’s GDPR and similar laws which may require changes to our development and user interface for certain functionality of our Ignite product
•	risks associated with the timing of Ignite software pushes to the embedded bases of carrier and OEM partners
•	risks associated with end user take rates of carrier and OEM software pushes which include Ignite
•	new customer adoption and time to revenue with new carrier and OEM partners is subject to delays and factors out of our control
•	risks associated with fluctuations in the number of Ignite slots across US carrier partners
•	required customization and technical integration which may slow down time to revenue notwithstanding the existence of a distribution agreement
•	risk that strong Apple iPhone sales could result in a disproportionately low amount of Android sales

Digital Turbine Fiscal 2019 Third Quarter Results

February 5, 2019

•	risks associated with delays in major mobile phone launches, or the failure of such launches to achieve the scale
•	customer adoption that either we or the market may expect
•	risks associated with the level of our secured and unsecured indebtedness
•	ability to comply with financial covenants in outstanding indebtedness
•	the difficulty of extrapolating monthly demand to quarterly demand
•	the challenges, given the Company’s comparatively small size, to expand the combined Company's global reach, accelerate growth and create a scalable, low-capex business model that drives EBITDA (as well as Adjusted EBITDA)
•	ability as a smaller Company to manage international operations
•	varying and often unpredictable levels of orders; the challenges inherent in technology development necessary to maintain the Company's competitive advantage such as adherence to release schedules and the costs and time required for finalization and gaining market acceptance of new products
•	changes in economic conditions and market demand
•	rapid and complex changes occurring in the mobile marketplace
•	pricing and other activities by competitors
•	derivative and warrant liabilities on our balance sheet will fluctuate as our stock price moves and will also produce changes in our income statement; these fluctuations and changes might materially impact our reported GAAP financials in an adverse manner, particularly if our stock price were to rise
•	technology management risk as the Company needs to adapt to complex specifications of different carriers and the management of a complex technology platform given the Company's relatively limited resources, and
•	other risks including those described from time to time in Digital Turbine's filings on Forms 10-K and 10-Q with the Securities and Exchange Commission (SEC), press releases and other communications. You should not place undue reliance on these forward-looking statements. The Company does not undertake to update forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Investor Relations Contacts:

Brian Bartholomew
Digital Turbine
brian.bartholomew@digitalturbine.com

SOURCE Digital Turbine, Inc.

Digital Turbine Fiscal 2019 Third Quarter Results

February 5, 2019

Digital Turbine, Inc. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

(in thousands, except per share amounts)

	3 Months Ended	3 Months Ended
	December 31, 2018	December 31, 2017
	(Unaudited)	(Unaudited)
Net revenues	$30,411	$22,732
Cost of revenues
License fees and revenue share	19,195	14,887
Other direct cost of revenues	538	437
Total cost of revenues	19,733	15,324
Gross profit	10,678	7,408
Operating expenses
Product development	2,428	3,120
Sales and marketing	1,962	1,623
General and administrative	3,832	4,152
Total operating expenses	8,222	8,895
Income / (loss) from operations	2,456	(1,487)
Interest and other expense, net
Interest expense, net	(194)	(446)
Foreign exchange transaction gain / (loss)	(2)	49
Change in fair value of convertible note embedded derivative liability	(1,476)	(1,658)
Change in fair value of warrant liability	(1,651)	(898)
Loss on extinguishment of debt	(10)	(284)
Other expense	(43)	(155)
Total interest and other expense, net	(3,376)	(3,392)
Loss from continuing operations before income taxes	(920)	(4,879)
Income tax benefit / (provision)	216	(84)
Net loss from continuing operations, net of taxes	(1,136)	(4,795)
Net income / (loss) from discontinued operations	(212)	996
Net income/ (loss) from discontinued operations, net of taxes	(212)	996
Net loss from operations, net of taxes	$(1,348)	$(3,799)
Foreign currency translation adjustment	(5)	-
Comprehensive loss	$(1,353)	$(3,799)
Basic and diluted net income / (loss) per common share
Continuing operations	$(0.01)	$(0.07)
Discontinued operations	$(0.00)	$0.01
Net loss	$(0.01)	$(0.06)
Weighted average common shares outstanding, basic	77,645	72,148
Weighted average common shares outstanding, diluted	77,645	75,442

Digital Turbine Fiscal 2019 Third Quarter Results

February 5, 2019

Digital Turbine, Inc. and Subsidiaries

Consolidated Balance Sheets

(in thousands, except par value and share amounts)

	December 31, 2018	March 31, 2018
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$10,100	$12,720
Restricted cash	431	331
Accounts receivable, net of allowances of $937 and $512, respectively	24,221	17,050
Deposits	161	151
Prepaid expenses and other current assets	1,314	750
Current assets held for disposal	3,434	8,753
Total current assets	39,661	39,755
Property and equipment, net	3,300	2,757
Deferred tax assets	439	596
Intangible assets, net	226	1,231
Goodwill	42,266	42,268
TOTAL ASSETS	$85,892	$86,607
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$22,552	$19,895
Accrued license fees and revenue share	11,491	8,232
Accrued compensation	1,614	2,966
Short-term debt, net of debt issuance costs of $78 and $205, respectively	1,522	1,445
Other current liabilities	1,802	1,142
Current liabilities held for disposal	5,430	12,726
Total current liabilities	44,411	46,406
Convertible notes, net of debt issuance costs and discounts of $1,402 and $1,827, respectively	3,298	3,873
Convertible note embedded derivative liability	3,113	4,676
Warrant liability	3,135	3,980
Other non-current liabilities	182	-
Total liabilities	54,139	58,935
Stockholders' equity
Preferred stock
Series A convertible preferred stock at $0.0001 par value; 2,000,000 shares authorized, 100,000 issued and outstanding (liquidation preference of $1,000)	100	100
Common stock
$0.0001 par value: 200,000,000 shares authorized; 78,459,070 issued and 77,704,471 outstanding at December 31, 2018; 76,843,278 issued and 76,108,822 outstanding at March 31, 2018	10	10
Additional paid-in capital	321,297	318,066
Treasury stock (754,599 shares at December 31, 2018 and March 31, 2018)	(71)	(71)
Accumulated other comprehensive loss	(323)	(325)
Accumulated deficit	(289,260)	(290,108)
Total stockholders' equity	31,753	27,672
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$85,892	$86,607

Digital Turbine Fiscal 2019 Third Quarter Results

February 5, 2019

Digital Turbine, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

(in thousands)

	3 Months Ended	3 Months Ended
	December 31, 2018	December 31, 2017
	(Unaudited)	(Unaudited)
Cash flows from operating activities
Net loss	$(1,136)	$(4,795)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	709	669
Change in allowance for doubtful accounts	71	27
Amortization of debt discount and debt issuance costs	63	195
Stock-based compensation	474	776
Stock-based compensation for services rendered	157	73
Change in fair value of convertible note embedded derivative liability	1,476	1,658
Change in fair value of warrant liability	1,651	898
Loss on extinguishment of debt	10	285
(Increase)/decrease in assets:
Accounts receivable	(3,460)	(7,225)
Deposits	(10)	(38)
Deferred tax assets	216	92
Prepaid expenses and other current assets	(584)	(105)
Increase/(decrease) in liabilities:
Accounts payable	(4,200)	2,334
Accrued license fees and revenue share	5,773	2,846
Accrued compensation	1,033	1,690
Accrued interest	104	189
Other current liabilities	273	206
Other non-current liabilities	66	(99)
Net cash provided by / (used in) operating activities - continuing operations	2,686	(324)
Net cash provided by / (used in) used in operating activities - discontinued operations	(338)	2,190
Net cash provided by in operating activities	$2,348	$1,866

Cash flows from investing activities
Capital expenditures	$(696)	$(472)
Cash used in investing activities - continuing operations	(696)	(472)
Cash provided by / (used in) investing activities - discontinued operations	41	(17)
Net cash used in investing activities	$(655)	$(489)

Cash flows from financing activities
Options exercised	$63	$240
Repayment of debt obligations	-	(601)
Net cash provided by / (used in) financing activities	$63	$(361)

Effect of exchange rate changes on cash and cash equivalents and restricted cash	$(5)	$-

Net change in cash and cash equivalents and restricted cash	$1,751	$1,016

Cash and cash equivalents and restricted cash, beginning of period	$8,780	$6,198

Cash and cash equivalents and restricted cash, end of period	$10,531	$7,214

Digital Turbine Fiscal 2019 Third Quarter Results

February 5, 2019

GAAP GROSS MARGIN TO NON-GAAP GROSS MARGIN

(in thousands)

	3 Months Ended	3 Months Ended
	December 31, 2018	December 31, 2017
	(Unaudited)	(Unaudited)
Continuing Operations:
Revenue	$30,411	$22,732
Gross profit	$10,678	$7,408
Gross margin percentage	35.1%	32.6%
Add back items:
Amortization of intangibles	$335	$335
Depreciation of software	$204	$89
Non-GAAP gross profit from continuing operations	$11,217	$7,832
Non-GAAP gross margin percentage from continuing operations	36.9%	34.5%

GAAP NET LOSS TO NON-GAAP ADJUSTED NET INCOME / (LOSS)

(in thousands)

	3 Months Ended	3 Months Ended
	December 31, 2018	December 31, 2017
	(Unaudited)	(Unaudited)
Continuing Operations:
Net loss from continuing operations	$(1,136)	$(4,795)
Add back items:
Stock and stock option compensation	631	849
Amortization of intangibles	335	335
Change in fair value of convertible note embedded derivative and warrant liability	3,127	2,556
Loss on extinguishment of debt	10	285
Non-GAAP adjusted net income / (loss) from continuing operations	$2,967	$(770)

Non-GAAP adjusted net income / (loss) per share from continuing operations	$0.04	$(0.01)
Weighted average common shares outstanding, basic	77,645	72,148
Weighted average common shares outstanding, diluted	77,645	75,442

Digital Turbine Fiscal 2019 Third Quarter Results

February 5, 2019

GAAP NET LOSS TO NON-GAAP ADJUSTED EBITDA

(in thousands)

	3 Months Ended	3 Months Ended
	December 31, 2018	December 31, 2017
	(Unaudited)	(Unaudited)
Continuing Operations:
Net loss from continuing operations	$(1,136)	$(4,795)
Add back items:
Stock and stock option compensation	631	849
Amortization of intangibles	335	335
Depreciation expense	374	334
Interest expense, net	194	446
Other expense	43	155
Change in fair value of convertible note embedded derivative and warrant liability	3,127	2,556
Loss on extinguishment of debt	10	284
Foreign exchange transaction loss / (gain)	2	(49)
Income tax provision / (benefit)	216	(84)
Non-GAAP adjusted EBITDA from continuing operations	$3,796	$31

GAAP CASH FLOW FROM OPERATING ACTIVITIES FROM CONTINUING OPERATIONS TO NON-GAAP FREE CASH FLOW FROM CONTINUING OPERATIONS

(in thousands)

	3 Months Ended	3 Months Ended
	December 31, 2018	December 31, 2017
	(Unaudited)	(Unaudited)
Net cash from operating activities from continuing operations	$2,686	$(324)
Capital expenditures	(696)	(472)

Non-GAAP free cash flow from continuing operations	$1,990	$(796)